EXHIBIT 99.1

Pacific Energy Development Announces Closing of
Underwriter’s Exercise of Overallotment Option in Public Offering of Common Stock

DANVILLE, CA--(May 19, 2015) - PEDEVCO Corp., d/b/a Pacific Energy Development (NYSE MKT: PED), a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States, announced today the exercise by National Securities Corporation, the underwriter of its previously announced public offering of common stock, of a portion of its overallotment option to purchase 766,197 shares of common stock (the full overallotment option provided the underwriter the one-time right to acquire up to 840,000 shares of common stock for a period of 45 days following the May 18, 2015 closing of the offering).  With the exercise of a portion of the overallotment option, we sold 6,366,197 total shares in the offering.

The net proceeds to the company from the total offering (including the overallotment option) were approximately $2.7 million after deduction of underwriting discounts and estimated offering expenses. The company plans to use the net proceeds from the offering to extend and acquire additional leasehold rights in the Denver-Julesburg (D-J) Basin in Colorado, fund working capital, and for general corporate purposes.

National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (NASDAQ:NHLD), acted as sole book-running manager for the offering, and Casimir Capital L.P. served as the company’s financial advisor for the offering.

PEDEVCO Corp. offered and sold the securities pursuant to its existing shelf registration statement (File No. 333-191869) which was declared effective with the Securities and Exchange Commission on November 5, 2013. A prospectus supplement describing the terms of the offering was filed with the Securities and Exchange Commission and formed a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting the below book-running manager at the following address:

National Securities Corporation
410 Park Avenue, 14th Floor
New York, NY 10022
Attn: Kim Addarich
Telephone: (212)-417-8164
Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of PEDEVCO, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Energy Development

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company's principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas. For more information, please visit www.PacificEnergyDevelopment.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

Pacific Energy Development

Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Stonegate, Inc.
Casey Stegman
214-987-4121
casey@stonegateinc.com